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                                    GE FUNDS
                            CERTIFICATE OF AMENDMENT
                                       TO
                              DECLARATION OF TRUST


        WHEREAS, Section 8.3(a) of the Declaration of Trust dated August 10, 1992 (as amended from time to time, the "Declaration") of GE Funds, a Massachusetts business trust (the "Trust") provides that the Trustees of the Trust may amend the Declaration without the vote or consent of Shareholders if they deem it necessary or desirable to make changes in the Declaration which do not materially affect the rights of shareholders thereunder;

        WHEREAS, the Trustees have determined that it is desirable to amend
Section 5.11(a) of the Declaration, to permit the Trustees to reclassify or redesignate a series or class of shares, whether or not shares of such series or class of shares are issued and outstanding, provided that the reclassification or redesignation does not materially adversely affect the rights of shareholders of such series or class of shares.

        NOW THEREFORE, the Trustees hereby amend the Declaration by substituting for the second sentence in Section 5.11(a) the following:

               The Trustees may (i) classify, reclassify or redesignate any unissued Shares or any Shares previously issued and reacquired of any Series (or Class thereof) into one or more other Series (or Classes thereof) that may be established and designated from time to time, and
        (ii) reclassify or redesignate any Shares then outstanding of any Series (or Class thereof) into one or more other Series (or Classes thereof), provided that, in the case of outstanding Shares, the reclassification or redesignation does not materially adversely affect the rights of the holders of such Shares of such Series or Class of Shares.

        IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees, have hereunto set their hand as of the 11th day of June, 1999.



/s/ Michael J. Cosgrove                      /s/ William J. Lucas
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/s/ John R. Costantino                       /s/ Alan M. Lewis
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/s/ Robert P. Quinn
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